UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

Toys “R” Us Property Company II, LLC

(Exact name of Registrant as Specified in Charter)

Delaware	333-168515	37-1512919
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2014, Toys “R” Us, Inc. (“TRU”), the indirect parent company of Toys “R” Us Property Company II, LLC (the “Company”), announced the termination of employment of F. Clay Creasey, Jr. as Executive Vice President – Chief Financial Officer of TRU and certain of its subsidiaries effective June 19, 2014. In connection with such termination, Mr. Creasey’s employment with the Company terminated on June 19, 2014. Mr. Creasey has served as the Company’s President and Chief Financial Officer since November 2009.

On June 19, 2014, TRU entered into an agreement (the “Agreement”) to hire Michael J. Short as Executive Vice President – Chief Financial Officer of TRU and certain of its subsidiaries, beginning June 23, 2014. A description of the Agreement can be found in TRU’s Form 8-K filed on June 20, 2014.

In connection with Mr. Short’s appointment at TRU, on June 23, 2014, the Company appointed Mr. Short as its President and Chief Financial Officer. Mr. Short, 53, served as Executive Vice President and Chief Financial Officer of AutoNation, an automotive retailer, from January 2007 to January 2014. From 2000 until January, 2007, Mr. Short was Executive Vice President and Chief Financial Officer of Universal Orlando. Between 1992 and 2000, Mr. Short held various finance positions at Universal Orlando, Joseph E. Seagram & Sons, Inc. and IBM Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us Property Company II, LLC
(Registrant)

Date: June 20, 2014	By:	/s/ David J. Schwartz
		Name:	David J. Schwartz
		Title:	Executive Vice President – General Counsel

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